           As filed with the Securities and Exchange Commission on June 22, 1998
                                                     Registration No. __________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         GLOBAL MOTORSPORT GROUP, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                              94-171638
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             16100 JACQUELINE COURT
                             MORGAN HILL, CA 95037
                        (Address, including zip code, of
                   Registrant's principal executive offices)

                         GLOBAL MOTORSPORT GROUP, INC.
                           1997 DIRECTOR OPTION PLAN
                            (Full Title of the Plan)

                              JAMES J. KELLY, JR.
                       EXECUTIVE VICE PRESIDENT, FINANCE
                          AND CHIEF FINANCIAL OFFICER
                         GLOBAL MOTORSPORT GROUP, INC.
                            16100 JACQUELINE COURT
                             MORGAN HILL, CA 95037
                                (408) 778-0500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:
                            Kenneth M. Siegel, Esq.
                             Adam R. Dolinko, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (650) 493-9300

==========================================================================================================

                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                          Proposed
             Title of                     Amount           Maximum        Proposed Maximum     Amount of
           Securities to                   To Be       Offering Price        Aggregate        Registration
           Be Registered                Registered      Per Share (1)    Offering Price (1)       Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value

 -  Upon exercise of options under
    Global Motorsport Group, Inc.
    1997 Director Option Plan            50,000 Shares        $19.96             $998,000       $294.41

==========================================================================================================

(1) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), and in part pursuant to Rule 457(c) under the Act.
 With respect to 5,000 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $14.00 per share pursuant to Rule 457(h). With respect to 45,000 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price is the average between the high and low price reported in the Nasdaq National Market on June 17, 1998, which average was $20.625. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated September 18, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such descriptions.

2. The Registrant's Annual Report on Form 10-K for the year ended January 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, filed pursuant to Section 13(a) of the Exchange Act.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------


     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Restated Certificate of Incorporation and the Company's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its directors and certain of its officers and maintains an officers and directors insurance policy covering its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

     Not applicable.

ITEM 8.  EXHIBITS.
         ---------

Number                                        Document
------      ----------------------------------------------------------------------------------------------
4.1         Global Motorsport Group, Inc. 1997 Director Option Plan and form of agreement.

5.1         Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

23.1        Consent of Independent Accountants (KPMG Peat Marwick LLP).

23.2        Consent of Counsel (contained in Exhibit 5.1).

24.1        Power of Attorney (See page II-5).


ITEM 9.  UNDERTAKINGS.
         ------------

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morgan Hill, California on June 22, 1998.

                              GLOBAL MOTORSPORT GROUP, INC.


                          By:  /s/ Joseph Piazza
                              -----------------------------------------------
                              Joseph Piazza
                              President, Chief Executive Officer and Director

                               POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Piazza and James J. Kelly, Jr., jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                           TITLE                         DATE
--------------------------   ----------------------------------     ---------------

/s/ Joseph Piazza            President, Chief Executive Officer      June 22, 1998
--------------------------   and Director (Principal Executive
Joseph Piazza                Officer)


/s/ James J. Kelly, Jr.      Executive Vice President, Finance,      June 22, 1998
--------------------------   Chief Financial Officer and Director
James J. Kelly, Jr.          (Principal Financial and Accounting
                             Officer)


/s/ Joseph F. Keenan         Chairman of the Board, Director         June 22, 1998
--------------------------
Joseph F. Keenan


/s/ Lionel M. Allan          Director                                June 22, 1998
--------------------------
Lionel M. Allan

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                                 Description
-------   ---------------------------------------------------------------------
 4.1      Global Motorsport Group, Inc. 1997 Director Option Plan and form of agreement.

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.

23.1      Consent of Independent Accountants (KPMG Peat Marwick LLP).

23.2      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (See page II-5).